Exhibit 3.85

CERTIFICATE OF INCORPORATION

-of-

INDEPENDENT NEWS CO. INC.

Pursuant to Article Two of the Stock Corporation Law.

We, the undersigned, desiring to form a stock corporation pursuant to the laws of the State of New York, do here-by make, subscribe, acknowledge, and file this certificate for that purpose, as follows:

FIRST: The name of the proposed corporation is INDEPENDENT NEWS CO. INC.

SECOND: The purposes for which the said corporation is to be formed are:

To prepare for publication, print, electrotype, bind, sell and distribute, and generally deal in, magazines, newspapers, pamphlets, books and publications of all kinds, and to engage generally in the business of Job and book printers, bookbinders, stationers, engravers and electrotypers.

To apply for, purchase, or otherwise acquire, and to dispose of, copyrights in the United States and elsewhere.

To purchase or otherwise acquire, and to sell, either as principals or agents, books, magazines, music, newspapers and publications of all kinds and descriptions, stationery and stationers’ supplies, and generally, to carry on the business of wholesale and retail booksellers and stationers; and to buy, sell, mortgage, hire, lease, printing presses of every description, also paper cutting, numbering and ruling machines, devices and supplies.

To apply for and obtain, trademarks, patents and licenses to use trademarks and patents. To acquire, lease, own, mortgage use, all necessary lands, lofts, buildings, plants, machinery and equipment in connection with said business.

THIRD: The total number of shares that may be issued by the Corporation shall be two hundred shares of no par value, and none shall be issued having a par value.

FOURTH: The capital of the Corporation shall be at least equal to the sum of the aggregate par value of all is sued shares having par value, plus the aggregate amount of consideration received by the Corporation for the issuance of shares’ without par value, plus amounts that from time to time by resolution of the Board of Directors may be transferred thereto.

4317-23-1

FIFTH: The office of the corporation is to be located in the County of New York, State of New York.

SIXTH: Its duration is to be perpetual.

SEVENTH: The number of its directors is to be three, who need not be stockholders.

EIGHTH: The names and post-office addresses of the directors until the first annual meeting of the stockholders are as follows:

NAMES.	POST-OFFICE ADDRESSES.
Richard Kulze	No. 1815 Riverside Drive, New York City.

Ann R. Newman	No. 65 Monitor Street, Jersey City, N.J.

Jean Zuppordi	No. 1057 Montgomery Street, Brooklyn, N.Y.

NINTH: The names and post-office addresses of each subscriber of the Certificate of Incorporation, and a statement of the number of shares which each agrees to take, are:

NAMES.	ADDRESSES.	NO. OF SHARES.
Richard Kulze	No. 1815 Riverside Drive, N.Y.C.	1
Ann R. Newman	No. 68 Monitor St., Jersey City, N.J.	1
Jean Zuppordi	No. 1057 Montgomery St., Brooklyn, N.Y.	1

TENTH: All the subscribers of this certificate are of full age; at least two-thirds of them are citizens of the United States; at least one of them is a resident of the State of New York; and at least one of the persons named as a director is a citizen of the United States and a resident of the State of New York.

IN WITNESS WHEREOF, we have made, signed, and acknowledged this Certificate in duplicate, this 16th day of September, 1932.

/s/ Ann R. Newman	(L.S.)
/s/ Richard Kulze	(L.S.)
/s/ Jean Zuppordi	(L.S.)

4317-23-2

STATE OF NEW YORK	)
CITY OF NEW YORK	)	SS:
COUNTY OF NEW YORK	)

On this 16th day of September, 1932, before me personally came RICHARD KULZE, ANN R. NEWMAN, and JEAN ZUPPORDI to me known, and known to me to be the individuals named in and who executed the foregoing Certificate of Incorporation and they duly and severally acknowledged to me that they executed the same.

[ILLEGIBLE STAMP]

4317-23-3

CERTIFICATE OF INCORPORATION

-of-

INDEPENDENT NEWS CO. INC.

Pursuant to Article Two of the

Stock Corporation Law.

Dated, N.Y., September 16th, 1932.

[ILLEGIBLE STAMP]

ISAAC PERLMAN,

No. 185 Madison Ave.

New York City.

Certificate of Designation

STATE OF NEW YORK
DEPARTMENT OF STATE	of
FILED JAN 7 1935		29213

[ILLEGIBLE]

            INDEPENDENT NEWS CO. INC.

(Exact name of Corporation)

The undersigned business corporation hereby certifies pursuant to section 24 of the Stock Corporation Law:

That it hereby designates the Secretary of State of the State of New York as its agent upon whom process in any action or proceeding against it may be served within the State of New York.

That the address to which the Secretary of State shall mail a copy of any process against the corporation which may be served upon him pursuant to law is

480 Lexington Avenue

(Street and Number)

New York

(City, Village or Town)

New York

(State)

In Witness Whereof, such, corporation has caused this certificate to be executed in its corporate name and under its corporate deal, by                                                                                  Paul H. Sampliner

(Name of officer)

its                                              President

(Here insert title of office; [ILLEGIBLE] president, vice president, secretary or treasurer)

(Affix Corporate Seal Here)	INDEPENDENT NEWS CO. INC. [ILLEGIBLE]
	By	/s/ Paul H. Sampliner
(Signature of officer)

STATE OF NEW YORK

                                           } ss. :

COUNTY OF New York

On this 27th day of December 193 4 , before me personally appeared Paul H. Sampliner to me pessonally known add known to me to be the person described in and who executed the foregoing certificate, and he thereupon acknowledged to me that he executed the same for the uses and purposes therein mentioned.

                /s/ [ILLEGIBLE]

Notar Public

[ILLEGIBLE]

NOTE: If the foregoing acknowledgment is taken without the State of New York, the signature of the Notary Public should be authenticated by a certificate of the clerk of the county in which such notary has power to act, or other proper officer.

This certificate is to be forwarded to the Corporation Division, Department of State, Albany, N. Y., accompanied by $2.80 in payment of the filling fee.

[ILLEGIBLE]

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INDEPENDENT NEWS CO. INC.

(Pursuant to Section 36 of the Stock Corporation Law)

THE UNDERSIGNED corporation, constituting the holder of record of all of the outstanding shares of Independent News Co. Inc. (hereinafter called the “corporation”) entitled to vote with relation to the proceedings provided for in this Certificate of Amendment, does hereby certify that:

FIRST: The name of the corporation is INDEPENDENT NEWS CO. INC.

SECOND: The date of filing the Certificate of Incorporation of the corporation in the office of the Department of State is September 19, 1932.

THIRD: The Certificate of Incorporation of the corporation is hereby amended to effect one or more of the changes authorized in subdivision two of Section thirty-five of the Stock Corporation Law, to wit:

To increase the total authorized number of shares without nominal or par value and to authorize Two Hundred (200) additional shares without nominal or par value and of the same class.

393172

FOURTH: To effect the amendment set forth in Article “THIRD” of this Certificate of Amendment, the Certificate of Incorporation hereby amended by striking out Article “THIRD” of said Certificate of Incorporation in its entirely, said article setting fourth the number of shares which the corporation is authorized to issue, and by substituting in lieu thereof a new Article “THIRD” to read as follows:

“THIRD: The total number of shares that may be issued by corporation is four hundred (400) , all of which are to be without nominal or par value, and which are to be of the same class. and are to be Common Stock.”

IN WITNESS WHEREOF, the undersigned corporation has made and subscribed this Certificate this 6 day of August, 1963.

(Corporate Seal)	NATIONAL PERIODICAL PUBLICATIONS, INC.

[ILLEGIBLE STAMP]	By	/s/ Jacob S. Liebowitz
Jacob S. Liebowitz, President
ATTEST:

/s/ Paul H. Sampliner
Paul H. Sampliner, Secretary

STATE OF NEW YORK     :

                                               : ss.:

COUNTY OF NEW YORK :

On the 8th day of August, 1963, before me personally came JACOB S. LIEBOWITZ, to me known, who, being by me duly sworn, did depose and say that he resides at One Cow Lane, Kings Point, N.Y.; that he is the President of National Periodical Publications, Inc., the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; and that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

/s/ Daniel Epstein
Notary Public DANIEL EPSTEIN Notary Public, State of New York No. 31-1123675 Qualified in New York County Commission Expires March 30, 1965

STATE OF NEW YORK     :

                                               : ss.:

COUNTY OF NEW YORK :

IRWIN DONENFELD, being duly sworn, deposes and says that he is the Secretary of Independent News Co. Inc.; that the corporation which has executed the foregoing certificate, either in person or by proxy, constitutes the holder of all of the outstanding shares of Independent News Co. Inc. entitled to vote thereon.

/s/ Irwin Donelfeld
Irwin Donelfeld

Subscribed and sworn

to before me this

8th day of August, 1963

/s/ Daniel Epstein Notary Public
DANIEL EPSTEIN
Notary Public, State of New York
No. 31-1123675
Qualified in New York County
Commission Expires March 30, 1965

STATE OF NEW YORK     :

                                               : ss.:

COUNTY OF NEW YORK :

PAUL H. SAMPLINER, being duly sworn, deposes and says that he, PAUL H. SAMPLINER, is the President of INDEPENDENT NEWS CO. INC.; that the number of additional shares not resulting from a change of shares which the corporation is authorized to issue by reason of the foregoing Certificate is two hundred (200) without par value.

/s/ Paul H. Sampliner
Paul H. Sampliner

Subscribed and sworn to

before me this 8th day

of August, 1963.

/s/ Daniel Epstein
Notary Public
DANIEL EPSTEIN
Notary Public, State of New York
No. 31-1123675
Qualified in New York County
Commission Expires March 30, 1965

9/19/32         [ILLEGIBLE]

4317-23                    200 NPV

393172

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INDEPENDENT NEWS CO. INC.

(Pursuant to Section 36 of the Stock Corporation Law)

[ILLEGIBLE]

    STATE OF NEW YORK

DEPARTMENT OF STATE

FILED AUG 12 1963

TAX $10

FILING FEE $30

    [ILLEGIBLE STAMP]

WEIL GOTSHAL & MANGES
60 EAST 42nd STREET
NEW YORK 17. N.Y

A657854

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INDEPENDENT NEWS CO., INC.

Under Section 805 of the

Business Corporation Law

Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned, Laurence Kirshbaum, President and Stephen Langenthal, Secretary, hereby certify:

FIRST: The name of the corporation is Independent News Co., Inc. The corporation was originally formed under the name Independent News Co., Inc.

SECOND: That the Certificate of Incorporation of the corporation was filed by the Department of State, Albany, New York, on the 19th day of September 1932.

THIRD: The Certificate of Incorporation is hereby amended to change the name of the Corporation. To effect such amendment.. ARTICLE FIRST of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

“FIRST: The name of the Corporation is WARNER PUBLISHER SERVICES INC.”

FOURTH: That the amendment of the Certificate of Incorporation was authorized by the unanimous written consent of the sole shareholder of the Corporation.

IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury this 24th day of March, 1980

INDEPENDENT NEWS CO., INC.

By	/s/ Laurence Kirshbaum
Laurence Kirshbaum, President

By	/s/ Stephen Langenthal
Stephen Langenthal, Secretary

RESOLUTION OF DIRECTORS

OF

WARNER PUBLISHING, INC.

We, JOHN MANULI and F. ROBERT STEIN, Vice President and Assistant Secretary, respectively, of Warner Publishing, Inc., a Delaware corporation, do hereby certify that at a meeting of the Board of Directors of said corporation duly held on the 2nd day of April, 1980, the following resolutions were placed before the meeting and unanimously adopted:

RESOLVED, that it is the judgment of this Board of Directors that the name of WARNER PUBLISHER SERVICES INC. will in no way interfere or conflict with the name of this corporation, and it is our further judgment that said corporate names are sufficiently different and will not tend to confuse or deceive.

RESOLVED, that a certified copy of the fore-going resolution be submitted to the Secretary of State of the State of New York, with the request that the Certificate of Amendment of Certificate of Incorporation of INDEPENDENT NEWS CO., INC. be filed.

IN WITNESS WHEREOF, we have subscribed this instrument this 3rd day of April, 1980.

/s/ John Manuli
John Manuli, Vice President
[Corporate Seal]

/s/ F. Robert Stein F. Robert Stein, Asst. Secretary

STATE OF NEW YORK     :

COUNTY OF NEW YORK : ss.:

On this 3rd day of April, 1980, before me personally came JOHN MANULI and F. ROBERT STEIN, to me known and known to me to be the persons described in and who executed the foregoing certificate, and severally acknowledged to me that they executed the same.

/s/ M. Teresa Marando
Notary Public

M. TERESA MARANDO
Notary Public, State of New York
No. 4686966
Qualified in Nassau County
Certificate filed in New York County
Commission Expires March 30, 1981

[ILLEGIBLE ]

RUSH

A657854

USC

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INDEPENDENT NEWS CO. INC.

Under Section 805 of the Business Corporation Law

47940	USC

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED APR 4-1980

AMT OF CHECK $38

FILING FEE	$30

TAX	$

COPY	$[ILLEGIBLE]

CERT	$

REFUND	$

BY:	[ILLEGIBLE]
New York

Warner Communications Inc.

75 Rockefeller Plaza

New York, New York 10019

[ILLEGIBLE]

CT-07

CERTIFICATE OF CHANGE

OF

Warner Publisher Services Inc.

UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW

1. The [ILLEGIBLE STAMP] of the corporation is Warner Publisher Services Inc. It was incorporated under the name Independent News Co. Inc.

2. The Certificate of Incoporation of Incorporation of said corporation was filed by the Department of State on September 19th, 1932.

3. The following was the authorized by the Board of Director:

To change the post office address to which the Secretary of State shall mail a copy of process in any action processing against the corporation which may be served on him from Edward J. Welss, ESQ., 75 Rockefeller Plaza, New York, New York 10019 to c/o C T Corporation System, 111 Eighth Avenue, New York, N. Y. 10011.

To designate C T CORPORATION SYSTEM, 111 Eighth Avenue, New York, N. Y. 10011 as its registered agent in New York upon whom all process against the corporation may be served.

/s/ Laurne Ezrol
Name and Capacity of Signer
Laurne Ezrol, Assistant Secretary

NY008 - 61/14/00 CT System Online

1

F 010601000020

1CT-07

CERTIFICATE OF CHANGE

OF

WARNER PULISHER SERVICES, INC.

Under Section 805-A of the Business Corporation Law

STATE OF NEW YORK
DEPARTMENT OF STATE
Jassmine Braxton	FILED JUN 01 2001
Time Inc.	TAX $
1271 Avenue of the Americas	BY: [ILLEGIBLE]
Time Life Building.	New York
New York, NY 10020-0000

010601000071

2

12/20/2004	11:28	15184533437	CT CORPORPATION	PAGE 02/05

CT-07

f041220000878

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

WARNER PUBLISHER SERVICES INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

Warner Publisher Services Inc., a corporation organized and existing under and by virtue of the Business Corporation Law of the State of New York (the “Corporation”), DOES HEREBY CERTIFY:

1. The name of the Corporation is: Warner Publisher Services Inc. The Corporation was originally formed under the name Independent News Co. Inc. and changed its name to Warner Publisher Services Inc. on April 4, 1980.

2. The Corporation’s certificate of incorporation was filed by the department of state on September 19, 1932.

3. The Corporation hereby amends its certificate of incorporation to change the name of the corporation by amending Article FIRST so that it is amended to read as follows: “The name of the corporation is: Time/Warner Retail Sales & Marketing Inc.”.

4. This amendment to the certificate of incorporation was authorized pursuant to Section 803(a) of the Business Corporation Law of the State of New York by written consent of the Board of Directors of the Corporation pursuant to Section 708(b) of the Business Corporation Law of the State of New York, whereby the Board duly adopted a resolution setting forth the proposed amendment to the certificate of incorporation of the Corporation, declared said amendment to be advisable and submitted said amendment to the sole stockholder of the Corporation for consideration thereof. The sole stockholder of the Corporation by written consent pursuant to Section 615(a) of the Business Corporation Law of the State of New York consented to the above amendment to the Corporation’s certificate of incorporation.

12/20/2004 11:28 15184533437	CT CORPORPATION PAGE 03/05
DEC-20-2004 10:39 CT CORP SYSTEM	P.03

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its president and Secretary as of the 20th day of December, 2004.

/s/ John S. Redpath, Jr.
John S. Redpath, Jr. Vice President & Secretary

147032

12/20/2004 11:28 15184533437	CT CORPORPATION PAGE 04/05
DEC-20-2004 10:39 CT CORP SYSTEM	P.04
f041220000878
CT-07

CERTIFICATE OF AMEMNDMENT

OF CERTIFICATE OF INCORPORATION

(Title of Document)

OF

WARNER PUBLISHER SERVICES INC.

(Entity Name)

Under Section 805 of the BUSINESS CORPORATION LAW

                                                 (Law under which filling made)

[ILLEGIBLE STAMP]

[ILLEGIBLE STAMP]

[ILLEGIBLE] STATE OF NEW YORK DEPARTEMENT OF STATE FILED DEC 20 2004

TAX $
BY:	SB
NY

Filed by:	TIME INC.
(Name)
1271 AVENUE OF THE AMERICAS
(Malling address)
NEW YORK NEW YORK 10020
(City, State and ZIP code)

DRAWDOWN

904

TOTAL P.04

CT-07	140602000606

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

TIME/WARNER RETAIL SALES & MARKETING INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

Time/Warner Retail Sales & Marketing Inc., a corporation organized and existing under and by virtue of the Business Corporation Law of the State of New York (the “Corporation”), DOES HEREBY CERTIFY:

1. The name of the Corporation is: Time/Warner Retail Sales & Marketing Inc. The Corporation was originally formed under the name Independent News Co. Inc.

2. The Corporation’s certificate of incorporation was filed by the Department of State on September 19, 1932.

3. The Corporation hereby amends its certificate of incorporation to change the name of the corporation by amending Article FIRST so that it is amended to read as follows:

FIRST: The name of the Corporation is: Time Inc. Retail.

4. This amendment to the certificate of incorporation was authorized pursuant to Section 803(a) of the Business Corporation Law of the State of New York by written consent of the Board of Directors of the Corporation pursuant to Section 708(b) of the Business Corporation Law of the State of New York, whereby the Board duly adopted a resolution setting forth the proposed amendment to the certificate of incorporation of the Corporation, declared said amendment to be advisable and submitted said amendment to the sole stockholder of the Corporation for consideration thereof. The sole stockholder of the corporation by written consent pursuant to Section 615(a) of the Business Corporation Law of the State of New York consented to the above amendment to the Corporation’s certificate of incorporation.

264445

140602000606

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Lauren Ezrol Klein, its Assistant Secretary, as of the 2nd day of June, 2014.

/s/ Lauren Ezrol Klein
Lauren Ezrol Klein Assistant Secretary

264445

[ILLEGIBLE]

CT-07

Certificate of Amendment

Of

The Certificate of Incorporation

Of

Time/Warner Retail Sales & Marketing Inc.

Under Section 805 of the Business Corporation Law

2014 JUN-2 AM 12:42

ICC STATE OF NEW YORK DEPARTMENT OF STATE FILED JUNE 02 2014

TAX $
BY:	[ILLEGIBLE]

Filed by:

Thomas J. Schopper

1271 Avenue of the Americas

New York, NY 10020

RECEIVED

2014 JUN-2 PM 12:24

DRAWDOWN

cst ref# 9163089mp

CT 07	181115000875

New York State Department of State DIVISION OF CORPORATIONS, STATE RECORDS AND UNIFORM COMMERCIAL CODE

One Commerce Plaza 99 Washington Ave. ‘ Albany, NY 12231-0001 www.dos.ny.gov

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

Time Inc. Retail

(Insert the Current Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The current name of the corporation is:

Time Inc. Retail

If the name of the corporation has been previously changed, the name under which it was originally formed is:

Independent News Co. Inc.

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

September 19, 1932

THIRD: The-amendment effected by this certificate of amendment is as follows:

The subject matter and full text of each amended paragraph must be stated.

FOR EXAMPLE, a certificate of amendment changing the name of the corporation would read as follows:

Paragraph FIRST of the Certificate of Incorporation relating to the name of the corporation is amended to read in its entirety as follows:

FIRST: Tbe name of the corporation is (....new name....).

Paragraph                         of the Certificate of Incorporation relating to the name of the corporation is amended to read in its entirety as follows:

FIRST: The name of the Corporation is TI Inc. Retail

                                                                                                                                                                                                                          .

DOS-1554-1 (Rev. 03/17)	Page 1 of 3

Paragraph                              of the Certificate of Incorporation relating to

is amended to read in its entirety as follows:

                                                                                                                                                                                                                          .

FOURTH: The certificate of amendment was authorized by: (Check the appropriate box)

☐	The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☒	The vote of the board of ‘directors followed by the unanimous written consent of the holders of all outstanding shares.

X /s/ Joseph H. Ceryanec	Joseph H. Ceryanec
(Signature)	(Name of Signer)

President & CEO
(Title of Signer)

DOS-1554-1 (Rev. 03/17)	Page 2 of 3

CT 07	875

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

Time Inc. Retail

(Insert Current Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer’s Name and Mailing Address:

Eric Fischer
Name:

Nyemaster Goode, P.C.
Company, if Applicable:

700 Walnut. Street, Suite 1600
Mailing Address:

Des Moines, IA 50309.
City State and Zip Code:

CUST REF 11257052 CS

DRAWDOWN

NOTES:

1.

The same of the corporation and its date of incorporation provided on this certificate must exactly match the records of the Department of State. This information should be verified on the Department of State’s website at www.dos.nv.gov.

2.

This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores.

3.	The Department of State recommends that, all documents bo prepared under the guidance of an attorney.

4.	The certificate must be submitted with a $60 filing fee.

For Office Use Only

FILED

2018 NOV 15 PM 3:23

RECEIVED

2018 NOV 15 PM 12:11

STATE OF NEW YORK

DEPARTMENT OF STATE

FILED NOV 15 2018

TAX $0

BY: AB

DOS-1555-f (Rev. 03/17)	Page 3 of 3